Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800 618-BANK
                                     www.unitybank.com
NewsNewsNewsNewsNews

For Immediate Release:

October 22, 2009

News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports Third Quarter and Nine Month Results

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported a net loss attributable to common shareholders of $1.1 million or ($0.16) per diluted share for the quarter ended September 30, 2009, compared to a net loss of $1.0 million or ($0.14) per diluted share, for the third quarter of 2008.  For the nine months ended September 30, 2009, the Company reported a net loss attributable to common shareholders of $2.3 million, or ($0.33) per diluted share, compared to net income of $1.3 million, or $0.19 per diluted share, for the same period a year ago.

James A. Hughes, Unity Bancorp’s President and CEO, said, “As a result of continued stress in our Small Business (“SBA”) portfolio, we substantially increased our loan loss provision this quarter.  The increase was necessary to bolster our reserves so that we can aggressively deal with problem credits.   We anticipate elevated provisions until economic conditions improve.  Meanwhile, we are continuing to grow our customer relationships and invest in our future.  This year we are having record core deposit growth, and we are extremely optimistic that our redefined strategic plan will enhance our franchise.  Our capital levels continue to be strong and we expect 2010 to be a year of turnaround for our performance.”

Net Interest Income

Since September 30, 2008, the Federal Open Market Committee has lowered interest rates 175 basis points in an attempt to stimulate economic activity. These decreases have resulted in lower yields on earning assets, in addition to lower funding costs.  During the remainder of 2009, we expect net interest margin to expand as higher cost certificates of deposit reprice in the current lower rate environment. For the quarter ended September 30, 2009, net interest income was $6.9 million, flat from the quarter ended June 30, 2009, and a decrease of 3.2% from the quarter ended September 30, 2008.

Factors affecting third quarter net interest income include:

•	The yield on interest-earning assets decreased 81 basis points to 5.64% from 6.45% for the same period last year.

•	The cost of interest-bearing liabilities decreased 48 basis points to 2.80% from 3.28% for the same period last year.

•	Average earning assets, consisting primarily of loans, rose 7.4%.

•	Net interest margin was 3.17%, a 38 basis point decline from 3.55% in the third quarter of 2008.

Year-to-date, net interest income was $20.5 million, flat from prior year 2008.  Factors affecting year-to-date net interest income include:

•	Net interest margin for the nine months ended 2009 was 3.20%, a decline of 41 basis points from the same period last year.

•	The yield on earning assets decreased from 6.64% for the first nine months of 2008, to 5.81% for the first nine months of 2009.

•	The cost of interest-bearing liabilities decreased from 3.43% for the first nine months of 2008, to 2.98% for the first nine months of 2009.

Noninterest Income

Historically, Unity has generated noninterest income from gains on the sale of its SBA loans.  In the fourth quarter of 2008, Unity exited the National SBA program as a line of business and closed all SBA loan production offices outside its primary trade area.  Consequently, this decision has impacted noninterest income by substantially reducing gains on sales of SBA loans.

For the quarter ended September 30, 2009, noninterest income increased $1.5 million from the quarter ended September 30, 2008. Noninterest income was affected by the following factors:

•	Service charges on deposit accounts remained relatively flat compared to the prior year period.

•	Loan fee income amounted to $398 thousand, an increase of 19.2% due to increased loan prepayment fees.

•	There were no other-than-temporary impairment charges on investment securities, compared to $946 thousand in the prior year period.

•	Gains on the sale of residential mortgage loans amounted to $71 thousand.

•	There were no sales of SBA loans, compared to gains of $215 thousand a year ago.

•	Gains on the sales of investment securities amounted to $158 thousand compared to a loss of $512 thousand in the prior year period.

For the nine months ended September 30, 2009, noninterest income amounted to $1.6 million, a decline of $534 thousand from the nine months ended September 30, 2008. Noninterest income was affected by the following factors:

•	Service charges on deposit accounts and loan fee income remained relatively flat compared to the prior year period.

•	Other-than-temporary impairment charges on investment securities amounted to $1.7 million, compared to $1.2 million in the prior year period.

•	Gains on sales of SBA loans amounted to $29 thousand, compared to $1.2 million a year ago.

•	Gains on the sales of residential mortgage loans amounted to $184 thousand, compared to $21 thousand from the prior year period.

•	Gains on the sale of investment securities amounted to $675 thousand, compared to a loss of $393 thousand from the prior year period.

Noninterest Expense

As a result of current market conditions, the Company effected head-count reductions, primarily related to the closing of SBA loan production offices and instituted a salary freeze.  In addition, the Company undertook other expense saving measures.  However, these expense reductions were offset by increases in FDIC insurance premiums.

For the quarter ended September 30, 2009, noninterest expenses were $6.1 million, an increase of 5.7% from the quarter ended September 30, 2008. The following factors affected our noninterest expense:

•	Compensation and benefits expense amounted to $2.9 million, a decrease of $39 thousand, or 1.3% due to reduced head count.

•
Communications and delivery, and occupancy expense declined by 4.2% and 13.5%, respectively, due to reduced communications costs from renegotiated contracts, a decline in capital expenditures and a reduction in rental expense from a renegotiated lease.

•	FF&E and professional services expense remained flat from the prior year period.

•	Loan collection costs increased $109 thousand, due to increased collection costs on delinquent loans.

•	FDIC insurance premiums increased $234 thousand, due to the increase in FDIC insurance rates.

For the nine months ended September 30, 2009, noninterest expenses were $17.9 million, an increase of 4.1% from the same period a year ago. The following factors affected our noninterest expense:

•	Compensation and benefits expense amounted to $8.4 million, a decrease of $762 thousand, or 8.3% due to reduced head count.

•
Communications and delivery, and occupancy expense declined by 6.8% and 8.2%, respectively, due to reduced communications costs from renegotiated contracts and a decline in capital expenditures and a reduction in rental expense from a renegotiated lease.

•	FF&E expense increased $157 thousand, primarily due to depreciation expense on new equipment and software and increased software maintenance charges.

•	Professional fees increased $154 thousand, due to increased consulting, legal and audit costs.

•	Loan collection costs increased $248 thousand, due to increased collection costs on delinquent loans.

•	FDIC insurance premiums increased $1.1 million, due primarily to the increase in FDIC insurance rates and a $408 thousand special assessment in the second quarter of 2009.

Financial Condition

At September 30, 2009, total assets were $922.7 million, a 6.8% increase from a year ago.

•
Total loans decreased $28.5 million, or 4.2%, from $685.0 million at September 30, 2008. SBA 7(a), SBA 504, commercial and residential loans decreased 1.7%, 13.1%, 4.5%, and 3.0%, respectively, partially offset by an increase in consumer loans of 3.1%.

•	Total securities increased $72.1 million as Unity took advantage of favorable credit spreads to invest excess liquidity.

•
Total deposits increased 9.6% or $66.0 million to $750.7 million at September 30, 2009.  This increase was due to a $115.7 million increase in savings deposits, a $4.8 million increase in interest- bearing checking accounts and a $1.4 million increase in demand deposits. These increases were partially offset by a $55.9 million decrease in time deposits.  The increase in savings accounts and checking accounts is due to a high yield savings product that requires a related checking account.  During the remainder of 2009, the Company expects continued migration of time deposits to lower rate accounts.

•	Total borrowed funds decreased $30.0 million from a year ago.

•
Shareholders’ equity was $67.4 million at September 30, 2009, an increase of $20.8 million, primarily due to the issuance of $20.6 million of preferred stock under the U.S. Department of Treasury’s Capital Purchase Program.

•	Book value per common share was $6.88.

•	At September 30, 2009 the leverage, Tier I and Total Risk Based Capital ratios were 9.08%, 11.83% and 13.09%, respectively, all in excess of the ratios required to be deemed “well capitalized”.

Credit Quality

•
Nonperforming assets totaled $27.5 million at September 30, 2009, or 4.17% of total loans and other real estate owned (“OREO”) compared to $11.0 million, or 1.60% of total loans and OREO a year ago. The SBA 7(a), SBA 504, commercial and residential and consumer nonaccrual loans were $5.8, $6.0, $6.5 and $6.4 million, respectively.  OREO amounted to $2.8 million.  The increase in nonperforming assets was primarily related to an increase in SBA and residential mortgage accounts.  The majority of nonperforming assets are secured by real estate.

•
The allowance for loan losses totaled $12.4 million at September 30, 2009, or 1.90% of total loans. The provision for loan losses for the third quarter of 2009 amounted to $3.0 million, an increase of $900 thousand from the same period a year ago.  The provision for loan losses for the nine months ended September 30, 2009, amounted to $6.0 million, an increase of $2.8 million from the same period a year ago.

•
Net charge-offs were $1.2 million for the three months ended September 30, 2009, compared to $1.1 million for the same period a year ago.  Net charge-offs were $3.9 million for the nine months ended September 30, 2009, compared to $1.7 million for the same period a year ago.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $923 million in assets and $751 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 16 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com, or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

UNITY BANCORP, INC.
SUMMARY FINANCIAL HIGHLIGHTS
September 30, 2009

				2009.Q3 VS.
				2009.Q2	2008.Q3
Amounts in thousands, except percentages and per share amounts	9/30/2009	6/30/2009	9/30/2008%		%

BALANCE SHEET DATA:
Total Assets	$922,689	$913,446	$864,083	1.0%	6.8%
Total Deposits	750,665	731,763	684,680	2.6%	9.6%
Total Loans	656,520	665,331	685,023	-1.3%	-4.2%
Total Securities	171,501	164,794	99,410	4.1%	72.5%
Total Shareholders' Equity	67,385	67,064	46,539	0.5%	44.8%
Allowance for loan losses	(12,445)	(10,665)	(9,913)	16.7%	25.5%

FINANCIAL DATA - QUARTER TO DATE:
Net Income (loss) Before Taxes	$(1,090)	$(1,752)	$(1,141)	-37.8%	-4.5%
Income taxes (benefit)	(343)	(552)	(139)	-37.9%	146.8%
Net income (loss)	(747)	(1,200)	(1,002)	-37.8%	-25.4%
Preferred Dividends & Discount Accretion	371	372	-	-0.3%	100.0%
Loss Attributable to Common Shareholders	$(1,118)	$(1,572)	$(1,002)	-28.9%	11.6%

Net Loss Per Share - Basic	$(0.16)	$(0.22)	$(0.14)	-28.9%	11.4%
Net Loss Per Share - Diluted	$(0.16)	$(0.22)	$(0.14)	-29.1%	12.7%

Return on Average Assets	-0.33%	-0.54%	-0.47%	-39.2%	-30.5%
Return on Average Common Equity	-9.14%	-12.97%	-8.45%	-29.6%	8.1%
Efficiency Ratio	77.72%	80.58%	70.51%	-3.6%	10.2%

FINANCIAL DATA - YEAR TO DATE:
Net Income (loss) Before Taxes	$(1,774)	$(685)	$2,328	159.0%	-176.2%
Income taxes (benefit)	(559)	(216)	982	158.8%	-156.9%
Net income (loss)	(1,215)	(469)	1,346	159.1%	-190.3%
Preferred Dividends & Discount Accretion	1,122	751	-	49.4%	100.0%
(Loss Attributable) Income Available to Common Shareholders	$(2,337)	$(1,220)	$1,346	91.6%	-273.6%

Net (Loss) Income Per Share - Basic	$(0.33)	$(0.17)	$0.19	91.6%	-272.9%
Net (Loss) Income Per Share - Diluted	$(0.33)	$(0.17)	$0.19	91.2%	-276.0%

Return on Average Assets (annualized)	-0.18%	-0.11%	0.22%	71.6%	-180.4%
Return on Average Common Equity (annualized)	-6.38%	-5.02%	3.77%	26.9%	-269.3%
Efficiency Ratio	77.12%	76.82%	70.68%	0.4%	9.1%

SHARE INFORMATION:
Market Price Per Share	$4.20	$3.55	$4.00	18.3%	5.0%
Dividends Paid Per Share	-	-	-	0.0%	0.0%
Book Value Per Common Share	6.88	6.85	6.55	0.4%	5.1%
Average Diluted Shares Outstanding (QTD)	7,190	7,168	7,259	0.3%	-1.0%

CAPITAL RATIOS:
Total Equity to Total Assets	7.30%	7.34%	5.39%	-0.5%	35.6%
Leverage Ratio	9.08%	9.30%	7.42%	-2.3%	22.4%
Tier 1 Risk-Based Capital Ratio	11.83%	11.88%	9.07%	-0.4%	30.4%
Total Risk-Based Capital Ratio	13.09%	13.13%	10.33%	-0.3%	26.7%

CREDIT QUALITY AND RATIOS:
Nonperforming Assets	27,461	23,240	10,954	18.2%	150.7%
QTD Net Chargeoffs (annualized) to QTD Average Loans	0.73%	0.69%	0.67%	6.6%	8.8%
Allowance for Loan Losses to Total Loans	1.90%	1.60%	1.45%	18.3%	31.0%
Nonperforming Assets to Total Loans and OREO	4.17%	3.49%	1.60%	19.3%	160.6%
Nonperforming Assets to Total Assets	2.98%	2.54%	1.27%	17.0%	134.8%

UNITY BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
September 30, 2009

				2009.Q3 VS.
				2009.Q2	2008.Q3
Amounts in thousands	9/30/2009	6/30/2009	9/30/2008%		%

ASSETS
Cash and due from banks	$17,035	$17,295	$21,987	-1.5%	-22.5%
Federal funds sold and interest-bearing deposits	48,853	37,232	29,356	31.2%	66.4%
Cash and cash equivalents	65,888	54,527	51,343	20.8%	28.3%

Securities available for sale	140,906	132,719	70,144	6.2%	100.9%
Securities held to maturity	30,595	32,075	29,266	-4.6%	4.5%
Total securities	171,501	164,794	99,410	4.1%	72.5%

SBA loans held for sale	21,364	23,161	19,863	-7.8%	7.6%
SBA loans held to maturity	79,342	82,157	82,551	-3.4%	-3.9%
SBA 504 loans	71,432	72,619	82,227	-1.6%	-13.1%
Commercial loans	298,019	299,411	311,988	-0.5%	-4.5%
Residential mortgage loans	124,313	125,466	128,216	-0.9%	-3.0%
Consumer loans	62,050	62,517	60,178	-0.7%	3.1%
Total loans	656,520	665,331	685,023	-1.3%	-4.2%
Allowance for loan losses	(12,445)	(10,665)	(9,913)	16.7%	25.5%
Net loans	644,075	654,666	675,110	-1.6%	-4.6%

Premises and equipment, net	11,911	12,067	12,475	-1.3%	-4.5%
Bank owned life insurance (BOLI)	5,946	5,890	5,727	1.0%	3.8%
Federal Home Loan Bank stock	4,677	5,127	5,307	-8.8%	-11.9%
Accrued interest receivable	4,230	4,263	4,364	-0.8%	-3.1%
Goodwill and other intangibles	1,563	1,566	1,577	-0.2%	-0.9%
Loan servicing asset	977	1,142	1,721	-14.4%	-43.2%
Other assets	11,921	9,404	7,049	26.8%	69.1%

Total Assets	$922,689	$913,446	$864,083	1.0%	6.8%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing checking	$83,534	$83,639	$82,167	-0.1%	1.7%
Total interest-bearing checking	92,401	84,842	87,587	8.9%	5.5%
Total savings	263,758	211,876	148,026	24.5%	78.2%
Time deposits, under $100,000	209,050	239,893	274,845	-12.9%	-23.9%
Time deposits, $100,000 and over	101,922	111,513	92,055	-8.6%	10.7%
Total deposits	750,665	731,763	684,680	2.6%	9.6%

Borrowed Funds	85,000	95,000	115,000	-10.5%	-26.1%
Subordinated debentures	15,465	15,465	15,465	0.0%	0.0%
Accrued interest payable	797	847	869	-5.9%	-8.3%
Accrued expenses and other liabilities	3,377	3,307	1,530	2.1%	120.7%
Total Liabilities	855,304	846,382	817,544	1.1%	4.6%

Cumulative Perpetual Preferred stock	18,418	18,305	-	0.6%	100.0%
Common stock	55,351	55,264	52,453	0.2%	5.5%
Retained earnings (deficit)	(1,253)	(135)	591	828.1%	-312.0%
Treasury stock at cost	(4,169)	(4,169)	(4,169)	0.0%	0.0%
Accumulated other comprehensive loss	(962)	(2,201)	(2,336)	-56.3%	-58.8%
Total Shareholders' Equity	67,385	67,064	46,539	0.5%	44.8%

Total Liabilities and Shareholders' Equity	$922,689	$913,446	$864,083	1.0%	6.8%

Common Shares at Period End:
Shares Issued	7,544	7,544	7,535
Shares Outstanding	7,119	7,119	7,110
Treasury Shares	425	425	425

UNITY BANCORP, INC.
QTD CONSOLIDATED STATEMENTS OF INCOME
September 30, 2009

	For the Three Months Ended			2009.Q3 VS.
				2009.Q2	2008.Q3
Amounts in thousands, except percentages and per share amounts	9/30/2009	6/30/2009	9/30/2008%		%

Interest Income - Cash	$32	$29	$113	10.3%	-71.7%
Interest Income - FHLB/ACBB Stock	101	122	58	-17.2%	74.1%

Interest Income - AFS Investments	1,482	1,509	907	-1.8%	63.4%
Interest Income - HTM Investments	389	391	381	-0.5%	2.1%
Interest Income - Total Investments	1,871	1,900	1,288	-1.5%	45.3%

Interest Income - SBA Loans	1,498	1,564	2,043	-4.2%	-26.7%
Interest Income - SBA 504 Loans	1,147	1,285	1,424	-10.7%	-19.5%
Interest Income - Commercial Loans	4,973	5,051	5,453	-1.5%	-8.8%
Interest Income - Mortgage Loans	1,772	1,783	1,720	-0.6%	3.0%
Interest Income - Consumer Loans	791	797	866	-0.8%	-8.7%
Interest Income - Total Loans	10,181	10,480	11,506	-2.9%	-11.5%

Total Interest Income	12,185	12,531	12,965	-2.8%	-6.0%

Interest Expense - Total Checking	264	267	404	-1.1%	-34.7%
Interest Expense - Total Savings	1,032	912	774	13.2%	33.3%
Interest Expense - Total CDs	2,950	3,409	3,553	-13.5%	-17.0%
Interest Expense - Borrowings	1,081	1,085	1,152	-0.4%	-6.2%
Total Interest Expense	5,327	5,673	5,883	-6.1%	-9.5%

Net Interest Income Before Provision	6,858	6,858	7,082	0.0%	-3.2%
Provision for Loan Losses	3,000	1,500	2,100	100.0%	42.9%
Net Interest Income After Provision	3,858	5,358	4,982	-28.0%	-22.6%

Branch Fee Income	373	335	381	11.3%	-2.1%
Loan Fee Income	398	294	334	35.4%	19.2%
Bank Owned Life Insurance (BOLI)	56	55	53	1.8%	5.7%
Gain (Loss) on Sale of Mortgage Loans	71	49	-	44.9%	100.0%
Gain (Loss) on Sale of SBA Loans	-	-	215	0.00%	-100.0%
Gain (Loss) on Sale of SBA 504 Loans	-	-	-	0.00%	0.00%
Other-than-temporary impairment charges	-	(1,749)	(946)	-100.0%	-100.0%
Net security gains (losses)	158	2	(512)	7800.0%	-130.9%
Other Income	106	107	131	-0.9%	-19.1%
Total Noninterest Income (Loss)	1,162	(907)	(344)	-228.1%	-437.8%

Total Compensation and Benefits	2,909	2,853	2,948	2.0%	-1.3%
Occupancy Expense	595	647	688	-8.0%	-13.5%
Communications and Delivery Expense	531	482	554	10.2%	-4.2%
Furniture, Fixtures and Equipment Expense	414	471	423	-12.1%	-2.1%
Professional Services Expense	274	260	285	5.4%	-3.9%
Loan Expense	315	180	206	75.0%	52.9%
FDIC Insurance Expense	351	708	117	-50.4%	200.0%
Advertising Expense	147	151	158	-2.6%	-7.0%
Other Expense	574	451	400	27.3%	43.5%
Total Noninterest Expense	6,110	6,203	5,779	-1.5%	5.7%

Net Income (Loss) Before Taxes	(1,090)	(1,752)	(1,141)	-37.8%	-4.5%
Income taxes (benefit)	(343)	(552)	(139)	-37.9%	146.8%
Net Income (Loss)	(747)	(1,200)	(1,002)	-37.8%	-25.4%
Preferred Dividends & Discount Accretion	371	372	-	-0.3%	100.0%
Loss Attributable to Common Shareholders	$(1,118)	$(1,572)	$(1,002)	-28.9%	11.6%

Effective Tax Rate	31.47%	31.51%	12.18%

Net Loss Per Share - Basic	(0.16)	(0.22)	(0.14)
Net Loss Per Share - Diluted	(0.16)	(0.22)	(0.14)

Average Shares Outstanding - Basic	7,119	7,119	7,107
Average Shares Outstanding - Diluted	7,190	7,168	7,259

UNITY BANCORP, INC.
YTD CONSOLIDATED STATEMENTS OF INCOME
September 30, 2009

	CURRENT YTD	PRIOR YTD	CURRENT YTD VS. PRIOR YTD
Amounts in thousands, except percentages and per share amounts	9/30/2009	9/30/2008	$	%

Interest Income - Cash	$78	$404	$(326)	-80.7%
Interest Income - FHLB/ACBB Stock	219	234	(15)	-6.4%

Interest Income - AFS Investments	4,670	2,714	1,956	72.1%
Interest Income - HTM Investments	1,167	1,216	(49)	-4.0%
Interest Income - Total Investments	5,837	3,930	1,907	48.5%

Interest Income - SBA Loans	4,668	6,399	(1,731)	-27.1%
Interest Income - SBA 504 Loans	3,663	4,134	(471)	-11.4%
Interest Income - Commercial Loans	15,040	16,145	(1,105)	-6.8%
Interest Income - Mortgage Loans	5,419	4,008	1,411	35.2%
Interest Income - Consumer Loans	2,383	2,613	(230)	-8.8%
Interest Income - Total Loans	31,173	33,299	(2,126)	-6.4%

Total Interest Income	37,307	37,867	(560)	-1.5%

Interest Expense - Total Checking	801	1,120	(319)	-28.5%
Interest Expense - Total Savings	2,588	3,041	(453)	-14.9%
Interest Expense - Total CDs	10,084	9,779	305	3.1%
Interest Expense - Borrowings	3,344	3,372	(28)	-0.8%
Total Interest Expense	16,817	17,312	(495)	-2.9%

Net Interest Income Before Provision	20,490	20,555	(65)	-0.3%
Provision for Loan Losses	6,000	3,200	2,800	87.5%
Net Interest Income After Provision	14,490	17,355	(2,865)	-16.5%

Branch Fee Income	1,038	1,042	(4)	-0.4%
Loan Fee Income	946	936	10	1.1%
Bank Owned Life Insurance (BOLI)	166	157	9	5.7%
Gain (Loss) on Sale of Mortgage Loans	184	21	163	776.2%
Gain (Loss) on Sale of SBA Loans	29	1,208	(1,179)	-97.6%
Gain (Loss) on Sale of SBA 504 Loans	-	-	-	0.00%
Other-than-temporary impairment charges	(1,749)	(1,201)	(548)	45.6%
Net security gains (losses)	675	(393)	1,068	-271.8%
Other Income	316	369	(53)	-14.4%
Total Noninterest Income (Loss)	$1,605	$2,139	$(534)	-25.0%

Total Compensation and Benefits	8,386	9,148	(762)	-8.3%
Occupancy Expense	1,929	2,102	(173)	-8.2%
Communications and Delivery Expense	1,554	1,668	(114)	-6.8%
Furniture, Fixtures and Equipment Expense	1,381	1,224	157	12.8%
Professional Services Expense	780	626	154	24.6%
Loan Expense	694	446	248	55.6%
FDIC Insurance Expense	1,361	291	1,070	367.7%
Advertising Expense	373	299	74	24.7%
Other Expense	1,411	1,362	49	3.6%
Total Noninterest Expense	17,869	17,166	703	4.1%

Net Income (Loss) Before Taxes	(1,774)	2,328	(4,102)	-176.2%
Income taxes (benefit)	(559)	982	(1,541)	-156.9%
Net Income (Loss)	(1,215)	1,346	(2,561)	-190.3%
Preferred Dividends & Discount Accretion	1,122	-	1,122	100.0%
(Loss Attributable) Income Available to Common Shareholders	$(2,337)	$1,346	$(3,683)	-273.6%

Effective Tax Rate	31.5%	42.2%

Net (Loss) Income Per Share - Basic	(0.33)	0.19
Net (Loss) Income Per Share - Diluted	(0.33)	0.19

Average Shares Outstanding - Basic	7,119	7,091
Average Shares Outstanding - Diluted	7,170	7,268

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
September 30, 2009

	For the Three Months Ended
	September 30, 2009			June 30, 2009
Amounts in thousands, except percentages	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield

Interest-earning Assets:
Federal funds sold and interest-bearing deposits	$32,940	$32	0.39%	$14,153	$29	0.82%
Federal Home Loan Bank stock	4,677	101	8.57%	4,972	122	9.84%

Securities available for sale	131,360	1,495	4.55%	130,751	1,522	4.66%
Securities held to maturity	31,418	407	5.18%	34,457	409	4.75%
Total securities	162,778	1,902	4.67%	165,208	1,931	4.68%

SBA Loans	102,691	1,498	5.83%	102,255	1,564	6.12%
SBA 504 loans	71,764	1,147	6.34%	74,209	1,285	6.95%
Commercial loans	301,010	4,973	6.55%	303,589	5,051	6.67%
Residential mortgage loans	123,786	1,772	5.73%	124,227	1,783	5.74%
Consumer loans	62,459	791	5.02%	63,280	797	5.05%
Total loans	661,710	10,181	6.12%	667,560	10,480	6.29%

Total Interest-earning Assets	862,105	$12,216	5.64%	851,893	$12,562	5.91%

Noninterest-earning assets:
Cash and due from banks	18,502			18,397
Allowance for loan losses	(11,478)			(11,095)
Other assets	34,355			32,770
Total Noninterest-earning Assets	41,379			40,072

Total Assets	$903,484			$891,965

Interest-bearing Liabilities:
Total interest-bearing checking	$88,284	$264	1.19%	$85,313	$267	1.26%
Total savings	239,427	1,032	1.71%	189,977	912	1.93%
Total time deposits	323,484	2,950	3.62%	360,885	3,409	3.79%
Total Interest-bearing Deposits	651,195	4,246	2.59%	636,175	4,588	2.89%
Total borrowings	100,465	1,081	4.21%	107,163	1,085	4.01%

Total Interest-bearing Liabilities	751,660	$5,327	2.80%	743,338	$5,673	3.05%

Noninterest-bearing Liabilities:
Noninterest-bearing checking	79,965			77,630
Other Liabilities	4,945			4,148
Total Noninterest-bearing Liabilities	84,910			81,778

Total Shareholders' Equity	66,914			66,849

Total Liabilities and Shareholders' Equity	$903,484			$891,965

Net Interest Spread		6,889	2.84%		6,889	2.86%
Tax-equivalent Basis Adjustment		(31)			(31)
Net Interest Income		$6,858			$6,858
Net Interest Margin			3.17%			3.24%

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
September 30, 2009

	For the Three Months Ended
	September 30, 2009			September 30, 2008
Amounts in thousands, except percentages	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield

Interest-earning Assets:
Federal funds sold and interest-bearing deposits	$32,940	$32	0.39%	$24,118	$113	1.86%
Federal Home Loan Bank stock	4,677	101	8.57%	4,415	58	5.23%

Securities available for sale	131,360	1,495	4.55%	72,658	920	5.06%
Securities held to maturity	31,418	407	5.18%	31,209	399	5.11%
Total securities	162,778	1,902	4.67%	103,867	1,319	5.08%

SBA Loans	102,691	1,498	5.83%	102,383	2,043	7.98%
SBA 504 loans	71,764	1,147	6.34%	76,288	1,424	7.43%
Commercial loans	301,010	4,973	6.55%	317,338	5,453	6.84%
Residential mortgage loans	123,786	1,772	5.73%	114,058	1,720	6.03%
Consumer loans	62,459	791	5.02%	59,933	866	5.75%
Total loans	661,710	10,181	6.12%	670,000	11,506	6.84%

Total Interest-earning Assets	862,105	$12,216	5.64%	802,400	$12,996	6.45%

Noninterest-earning assets:
Cash and due from banks	18,502			19,166
Allowance for loan losses	(11,478)			(9,092)
Other assets	34,355			32,229
Total Noninterest-earning Assets	41,379			42,303

Total Assets	$903,484			$844,703

Interest-bearing Liabilities:
Total interest-bearing checking	$88,284	$264	1.19%	$87,903	$404	1.83%
Total savings	239,427	1,032	1.71%	161,707	774	1.90%
Total time deposits	323,484	2,950	3.62%	353,743	3,553	4.00%
Total Interest-bearing Deposits	651,195	4,246	2.59%	603,353	4,731	3.12%
Total borrowings	100,465	1,081	4.21%	110,684	1,152	4.14%

Total Interest-bearing Liabilities	751,660	$5,327	2.80%	714,037	$5,883	3.28%

Noninterest-bearing Liabilities:
Noninterest-bearing checking	79,965			81,157
Other Liabilities	4,945			2,321
Total Noninterest-bearing Liabilities	84,910			83,478

Total Shareholders' Equity	66,914			47,188

Total Liabilities and Shareholders' Equity	$903,484			$844,703

Net Interest Spread		6,889	2.84%		7,113	3.17%
Tax-equivalent Basis Adjustment		(31)			$(31)
Net Interest Income		$6,858			7,082
Net Interest Margin			3.17%			3.55%

UNITY BANCORP, INC.
YEAR TO DATE NET INTEREST MARGIN
September 30, 2009

	September 30, 2009			September 30, 2008
Amounts in thousands, except percentages	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield

Interest-earning Assets:
Federal funds sold and interest-bearing deposits	$19,222	$78	0.54%	$23,135	$404	2.33%
Federal Home Loan Bank stock	5,190	219	5.64%	4,330	234	7.22%

Securities available for sale	133,446	4,709	4.71%	73,337	2,789	5.07%
Securities held to maturity	33,277	1,222	4.90%	32,297	1,270	5.24%
Total securities	166,723	5,931	4.74%	105,634	4,059	5.12%

SBA Loans	103,321	4,668	6.02%	100,674	6,399	8.47%
SBA 504 loans	74,266	3,663	6.59%	73,324	4,134	7.53%
Commercial loans	303,234	15,040	6.63%	308,173	16,145	7.00%
Residential mortgage loans	125,667	5,419	5.75%	89,551	4,008	5.97%
Consumer loans	62,630	2,383	5.09%	58,679	2,613	5.95%
Total loans	669,118	31,173	6.22%	630,401	33,299	7.05%

Total Interest-earning Assets	860,253	$37,401	5.81%	763,500	$37,996	6.64%

Noninterest-earning assets:
Cash and due from banks	18,838			16,189
Allowance for loan losses	(11,173)			(8,866)
Other assets	33,409			31,268
Total Noninterest-earning Assets	41,074			38,591

Total Assets	$901,327			$802,091

Interest-bearing Liabilities:
Total interest-bearing checking	$86,232	$801	1.24%	$83,050	$1,120	1.80%
Total savings	192,559	2,588	1.80%	179,254	3,041	2.27%
Total time deposits	357,073	10,084	3.78%	304,298	9,779	4.29%
Total Interest-bearing Deposits	635,864	13,473	2.83%	566,602	13,940	3.29%
Total borrowings	116,427	3,344	3.79%	107,345	3,372	4.20%

Total Interest-bearing Liabilities	752,291	$16,817	2.98%	673,947	$17,312	3.43%

Noninterest-bearing Liabilities:
Noninterest-bearing checking	77,730			78,259
Other Liabilities	4,297			2,354
Total Noninterest-bearing Liabilities	82,027			80,613

Total Shareholders' Equity	67,009			47,531

Total Liabilities and Shareholders' Equity	$901,327			$802,091

Net Interest Spread		20,584	2.83%		20,684	3.21%
Tax-equivalent Basis Adjustment		(94)			(129)
Net Interest Income		$20,490			$20,555
Net Interest Margin			3.20%			3.61%

UNITY BANCORP, INC.
ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES
September 30, 2009

Amounts in thousands, except percentages	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

ALLOWANCE FOR LOAN LOSSES:
Balance, Beginning of Quarter	$10,665	$10,307	$10,326	$9,913	$8,945
Provision for Loan Losses Charged to Expense	3,000	1,500	1,500	1,300	2,100
	13,665	11,807	11,826	11,213	11,045
Less: Chargeoffs
SBA loans	448	323	1,106	310	423
SBA 504 loans	-	112	200	500	500
Commercial loans	673	798	249	148	200
Residential mortgage loans	125	33	58	-	-
Consumer loans	11	11	-	5	78
Total Chargeoffs	1,257	1,277	1,613	963	1,201
Add: Recoveries
SBA loans	14	56	33	72	40
SBA 504 loans	22	-	5	-	-
Commercial loans	(1)	79	53	4	29
Residential mortgage loans	-	-	-	-	-
Consumer loans	2	-	3	-	-
Total Recoveries	37	135	94	76	69
Net Chargeoffs	1,220	1,142	1,519	887	1,132
Balance, End of Quarter	$12,445	$10,665	$10,307	$10,326	$9,913

LOAN QUALITY INFORMATION:
Nonperforming loans	$24,687	$22,774	$19,886	$16,120	$10,636
Other real estate owned (OREO)	2,774	466	763	710	318
Total nonperforming assets	27,461	23,240	20,649	16,830	10,954
Less: Amount guaranteed by Small Business Administration	1,759	3,214	2,426	1,983	$998
Net nonperforming assets	$25,702	$20,026	$18,223	$14,847	$9,956

Loans 90 Days Past Due & Still Accruing	$1,609	$781	$853	$2,536	$3,532

Allowance for Loan Losses to:
Total Loans at Quarter End	1.90%	1.60%	1.54%	1.51%	1.45%
Nonperforming loans	50.41%	46.83%	51.83%	64.06%	93.19%
Total nonperforming assets	45.32%	45.89%	49.92%	61.36%	90.50%
Net nonperforming assets	48.42%	53.26%	56.56%	69.55%	99.57%

QTD net chargeoffs (annualized) to QTD average loans	0.73%	0.69%	0.91%	0.52%	0.67%
Nonperforming Loans to Total Loans	3.76%	3.42%	2.97%	2.35%	1.55%
Nonperforming Assets to Total Loans & OREO	4.17%	3.49%	3.08%	2.45%	1.60%
Nonperforming Assets to Total Assets	2.98%	2.54%	2.33%	1.87%	1.27%

UNITY BANCORP, INC.
QUARTERLY FINANCIAL DATA
September 30, 2009

Amounts in thousands, except percentages and per share amounts	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

SUMMARY OF INCOME:
Total Interest Income	$12,185	$12,531	$12,590	$12,898	$12,965
Total Interest Expense	5,327	5,673	5,816	6,162	5,883
Net Interest Income Before Provision	6,858	6,858	6,774	6,736	7,082
Provision for Loan Losses	3,000	1,500	1,500	1,300	2,100
Net Interest Income After Provision	3,858	5,358	5,274	5,436	4,982
Total Noninterest Income (Loss)	1,162	(907)	1,348	555	(344)
Total Noninterest Expense	6,110	6,203	5,555	5,773	5,779
Net Income (loss) Before Taxes	(1,090)	(1,752)	1,067	218	(1,141)
Income taxes (benefit)	(343)	(552)	336	(366)	(139)
Net income (loss)	(747)	(1,200)	731	584	(1,002)
Preferred Dividends & Discount Accretion	371	372	379	110	-
(Loss Attributable) Income Available to Common Shareholders	$(1,118)	$(1,572)	$352	$474	$(1,002)

Net (Loss) Income Per Share - Basic	$(0.16)	$(0.22)	$0.05	$0.07	$(0.14)
Net (Loss) Income Per Share - Diluted	$(0.16)	$(0.22)	$0.05	$0.07	$(0.14)

COMMON SHARE DATA:
Market Price Per Share	4.20	3.55	3.19	3.90	4.00
Dividends Paid	-	-	-	-	-
Book Value Per Common Share	6.88	6.85	6.93	6.99	6.55
Average Shares Outstanding - Basic	7,119	7,119	7,119	7,113	7,107
Average Shares Outstanding - Diluted	7,190	7,168	7,148	7,190	7,259
Shares Outstanding	7,119	7,119	7,119	7,119	7,110

OPERATING RATIOS (Annualized):
Return on Average Assets	-0.33%	-0.54%	0.33%	0.26%	-0.47%
Return on Average Common Equity	-9.14%	-12.97%	2.90%	3.56%	-8.45%
Efficiency Ratio	77.72%	80.58%	73.02%	75.81%	70.51%

BALANCE SHEET DATA:
Total Assets	$922,689	$913,446	$886,677	$898,310	$864,083
Total deposits	750,665	731,763	703,266	707,117	684,680
Total loans	656,520	665,331	669,902	685,946	685,023
Total securities	171,501	164,794	158,022	149,509	99,410
Total Shareholders' Equity	67,385	67,064	67,525	67,803	46,539
Allowance for loan losses	(12,445)	(10,665)	(10,307)	(10,326)	(9,913)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning Assets	5.64%	5.91%	5.87%	6.18%	6.45%
Interest-bearing Liabilities	2.80%	3.05%	3.10%	3.30%	3.28%
Net Interest Spread	2.84%	2.86%	2.77%	2.88%	3.17%
Net Interest Margin	3.17%	3.24%	3.14%	3.25%	3.55%

CREDIT QUALITY:
Nonperforming Assets	27,461	23,240	20,649	16,830	10,954
QTD Net Chargeoffs (annualized) to QTD Average Loans	0.73%	0.69%	0.91%	0.52%	0.67%
Allowance for Loan Losses to Total Loans	1.90%	1.60%	1.54%	1.51%	1.45%
Nonperforming Assets to Total Loans and OREO	4.17%	3.49%	3.08%	2.45%	1.60%
Nonperforming Assets to Total Assets	2.98%	2.54%	2.33%	1.87%	1.27%

CAPITAL RATIOS AND OTHER:
Total Equity to Total Assets	7.30%	7.34%	7.62%	7.55%	5.39%
Leverage Ratio	9.08%	9.30%	9.28%	9.54%	7.42%
Tier 1 Risk-Based Capital Ratio	11.83%	11.88%	12.32%	12.02%	9.07%
Total Risk-Based Capital Ratio	13.09%	13.13%	13.57%	13.27%	10.33%
Number of Banking Offices	16	16	16	16	16
Number of ATMs	19	19	19	19	19
Number of Employees	175	168	162	167	176